EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 31, 2022 on the annual financial statements of Lowell Farms Inc. for the years ended December 31, 2021, December 31, 2020, and December 31, 2019 included in its Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-259174) dated July 6, 2022.

Los Angeles, California
July 6, 2022